EXHIBIT 4.1

STOCKHOLDERS AGREEMENT
OF
CALPINE CORPORATION
This STOCKHOLDERS AGREEMENT (this “Agreement”) is entered into as of March 8, 2018, by and among Calpine Corporation, a Delaware corporation (the “Company”), CPN Management, LP, a Delaware limited partnership (“CPN Management”), and each of the other stockholders who become parties hereto from time to time in accordance with the terms hereof (each such individual other than an ECP Stockholder, a “Non-ECP Stockholder,” and collectively, the “Non-ECP Stockholders”). These parties are sometimes referred to herein individually by name or as a “Party” and collectively as the “Parties.”
RECITALS:
WHEREAS, the ECP Funds (as defined below), Access Industries, Inc., a New York corporation (“Access”), CPP Investment Board Private Holdings (3) Inc., a corporation incorporated under the Canada Business Corporations Act (“CPPIB”), and John Hancock Life Insurance Company (U.S.A.), a Michigan corporation (“Hancock”), are direct and/or indirect limited partners of Volt Parent, LP, a Delaware limited partnership (“Parent”);
WHEREAS, Parent is currently the sole holder of the Class A Interests in CPN Management and CPN Management is currently the sole stockholder of the Company;
WHEREAS, the Parties hereto desire to promote their mutual interests by setting forth provisions regarding the election of members of the Company Board, the management of the Company, the ownership and Transfer of shares of Common Stock and certain other matters; and
WHEREAS, capitalized terms used herein without definition elsewhere in this Agreement are defined in Section 9 hereof.
AGREEMENT:
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:
Section 1.Board of Directors.
(a)    Nomination.
(i)    The Parties shall take such action as may be required under applicable law to cause the Board of Directors of the Company (the “Company Board”) to initially consist of six (6) directors (the “Directors”); provided, however, that the Company Board may be expanded to consist of up to eight (8) Directors as follows: (A) from and after the date on which FERC approval in respect of the Access Second FERC Application (such date, the “Access FERC Approval Date”) and until an Access Director Resignation Event (as defined below), the Parties shall take such action as may be required under applicable law to cause the Company Board to consist of one (1) additional voting Director, and (B) from and after the date on which FERC approval in respect of the CPPIB Second FERC Application is received (such date, the “CPPIB FERC Approval Date”) and until a CPPIB Director Resignation Event (as defined below), the Parties shall take such action as may be required under applicable law to cause the Company Board to consist of one (1) additional voting Director. The Parties agree (1) that the ECP Funds shall be entitled to nominate for election to the Company Board four (4) voting Directors (each, an “ECP Director”), (2) that from and after the Access FERC Approval Date and until an Access Director Resignation Event, Access shall be entitled to nominate for election to the Company Board one (1) voting Director (the “Access Director”), (3) that from and after the CPPIB FERC Approval Date and until a CPPIB Director Resignation Event, CPPIB shall be entitled to nominate for election to the Company Board one (1) voting Director (the “CPPIB Director”) and (4) to nominate (x) the Chief Executive Officer of the Company to the Company Board as a voting Director and (y) W. Thaddeus Miller to the Company Board as a non-voting Director (each, a “Management Director”).
(ii)    Notwithstanding the foregoing, from and after an Access Director Resignation Event solely pursuant to Section 1(b)(ii)(B), Access shall be entitled at any time to request that the Parties take such action as may be required to enable Access to nominate an Access Director pursuant to Section 1(a)(i) (but only to the extent that Access has, to the extent necessary, obtained FERC approval in respect of the applicable Access Subsequent FERC Application), and such Access Director shall be entitled to serve on the Company Board until a subsequent Access Director Resignation Event.
(iii)    Notwithstanding the foregoing, from and after a CPPIB Director Resignation Event solely pursuant to Section 1(b)(iii)(B), CPPIB shall be entitled at any time to request that the Parties take such action as may be required to enable CPPIB to nominate a CPPIB Director pursuant to Section 1(a)(i) (but only to the extent that CPPIB has, to the extent necessary, obtained FERC approval in respect of the applicable CPPIB Subsequent FERC Application), and such CPPIB Director shall be entitled to serve on the Company Board until a subsequent CPPIB Director Resignation Event.
(b)    Removal.
(i)    Other than as provided in clause (ii) or (iii) below, the ECP Directors, the Access Director (when nominated and elected to the Company Board pursuant to Section 1(a)(i) or Section 1(a)(ii)) and the CPPIB Director (when nominated and elected to the Company Board pursuant to Section 1(a)(i) or Section 1(a)(iii)) shall not be removed, and no Party shall vote to remove any of the forgoing, with or without cause, without the prior written consent of the ECP Funds, Access and CPPIB, respectively.
(ii)    The Access Director shall resign if, at any time, (A) Access reduces its indirect (solely to the extent of its direct ownership of Parent) and direct interest in the Company, in the aggregate, to below 7% of the equity interests of the Company due to transfers or sales of Access’ interests in the Company to unaffiliated third parties, (B) Access delivers written notice to the Company that it no longer wants to nominate for election a director to the Company Board, or (C) Access becomes a Defaulting Partner (as defined under the Parent LPA) (an “Access Director

Resignation Event”). If the Access Director does not resign upon the occurrence of an Access Director Resignation Event, then either the ECP Stockholders or a majority of the remaining Directors may remove the Access Director from the Company Board.
(iii)    The CPPIB Director shall resign if, at any time, (A) CPPIB reduces its indirect (solely to the extent of its direct ownership of Parent) and direct interest in the Company, in the aggregate, to below 7% of the equity interests of the Company due to transfers or sales of CPPIB’s interests in the Company to unaffiliated third parties, (B) CPPIB delivers written notice to the Company that it no longer wants to nominate for election a director to the Company Board, or (C) CPPIB becomes a Defaulting Partner (as defined under the Parent LPA) (a “CPPIB Director Resignation Event”). If the CPPIB Director does not resign upon the occurrence of a CPPIB Director Resignation Event, then either the ECP Stockholders or a majority of the remaining Directors may remove the CPPIB Director from the Company Board.
(c)    Vacancies. In the event that a vacancy is created on the Company Board at any time by death, disability, retirement, resignation or removal (with or without cause) of an ECP Director, the Access Director (when nominated and elected to the Company Board pursuant to Section 1(a)(i) or Section 1(a)(ii)) or the CPPIB Director (when nominated and elected to the Company Board pursuant to Section 1(a)(i) or Section 1(a)(iii)), each Stockholder shall vote all shares of Common Stock owned or held of record by it for the individual designated to fill such vacancy by the ECP Funds, Access and CPPIB, respectively.
(d)    Voting Agreement. At each election of Directors of the Company held after the date hereof (or each written consent in lieu thereof), each Stockholder agrees to vote all shares of Common Stock owned or held of record by such Stockholder (i) to elect (or to execute a written consent consenting to the election of) the nominees designated pursuant to Sections Section 1(a) and Section 1(c) above and (ii) not to remove (or to execute a written consent consenting to the removal of) any Director that is not a Management Director other than as permitted by Section 1(b) above. The voting agreements contained herein are coupled with an interest and may not be revoked or amended except as set forth in this Agreement.
(e)    Board Observer.
(i)    Until (A) Access reduces its indirect (solely to the extent of its direct ownership of Parent) and direct interest in the Company, in the aggregate, to below 5% of the equity interests of the Company due to transfers or sales of Access’ interests in the Company to unaffiliated third parties or (B) Access becomes a Defaulting Partner (as defined under the Parent LPA), Access may elect to have an observer (the “Access Observer”) on the Company Board.
(ii)    Until (A) CPPIB reduces its indirect (solely to the extent of its direct ownership of Parent) and direct interest in the Company, in the aggregate to below 5% of the equity interests of the Company due to transfers or sales of CPPIB’s interests in the Company to unaffiliated third parties or (B) CPPIB becomes a Defaulting Partner (as defined under the Parent LPA), CPPIB may elect to have up to two (2) observers (each a “CPPIB Observer”) on the Company Board; provided that, for so long as the CPPIB Director is serving on the Company Board, CPPIB may elect to have only one (1) CPPIB Observer on the Company Board (subject in any event to clauses (A) and (B)).

(iii)    Until (A) Hancock reduces its indirect (solely to the extent of its direct ownership of Parent) and direct interest in the Company, in the aggregate, to below 4.6% of the equity interests of the Company due to transfers or sales of Hancock’s interests in the Company to unaffiliated third parties or (B) Hancock becomes a Defaulting Partner (as defined under the Parent LPA), Hancock may elect to have an observer (the “Hancock Observer” and, together with the Access Observer, the CPPIB Observers and any other Person appointed as an observer on the Company Board, the “Observers”) attend one (1) meeting of the Company Board annually, with the meeting of the Company Board to be attended by the Hancock Observer in each such year to be determined in the sole discretion of the ECP Stockholders.
(iv)    The Company shall (A) give the Access Observer and each CPPIB Observer notice of all such meetings, at the same time as furnished to the Directors, (B) provide to the Observers all notices, documents and information furnished to the Directors, whether at or in anticipation of a meeting, an action by written consent or otherwise, at the same time furnished to such Directors, (C) notify the Access Observer and each CPPIB Observer of, and permit such Observers to participate by telephone in, emergency meetings of the Company Board and (D) provide the Observers copies of the minutes of all such meetings at the time such minutes are furnished to the Directors. The Company shall give the Hancock Observer notice of the meeting of the Company Board to be attended by such Observer annually, at the same time as furnished to the Directors.
(v)    Notwithstanding the foregoing, Access, CPPIB and Hancock each acknowledge and agree that the Company Board reserves the right to (A) withhold notice of any meeting of the Company Board or any materials provided in connection with any meeting or otherwise to any or all of the Observers, (B) exclude any or all the Observers from any meeting or portion thereof and (C) redact portions of any Company Board materials delivered to any or all the Observers, in each case, if the Company Board determines in good faith (without the participation of the Observers) that such withholding of notice or materials, exclusion or redaction would or may be reasonably necessary: (1) to preserve attorney-client, work product or similar privilege, (2) to comply with applicable law, (3) to comply with the terms of any confidentiality obligations, (4) if the Company Board determines that there exists, with respect to the subject of a meeting or of the Company Board materials, an actual or potential conflict of interest between Access, CPPIB, Hancock or any of the Observers and the Company or its subsidiaries or (5) take such actions as otherwise set forth in any other agreement with Access, CPPIB or Hancock, as applicable.
(vi)    Parent may appoint additional Observers from time to time, and such Observers shall be subject to the terms set forth in clauses (iv) and (v) above, as applicable.
(f)    Governance Expenses. The Company shall reimburse its Directors and the Observers for reasonable travel, lodging and related expenses incurred in connection with meetings of the Company Board or otherwise in service as a Director or Observer.
(g)    Size of Board. Until each of an Access Director Resignation Event and a CPPIB Director Resignation Event, the Company Board and the Company shall take all necessary action to ensure that, unless otherwise consented to by Access (prior to an Access Director

Resignation Event), CPPIB (prior to a CPPIB Director Resignation Event) and the ECP Funds, the Board shall consist of not more than eight (8) Directors.
(h)    Acknowledgment. Each of Access, CPPIB, Hancock and any additional Observer appointed by Parent pursuant to Section 1(e)(vi) above is an express and intended third party beneficiary for purposes of this Section 1.
Section 2.    Transfer Restrictions.
(a)    Each Non-ECP Stockholder hereby agrees that (i) he or she shall not Transfer any shares of Common Stock without the prior written consent of the Company, which consent shall have been authorized by a majority of the members of the Company Board and which consent may be (A) withheld in the sole discretion of the Company Board, or (B) given subject to reasonable terms and conditions determined by the Company Board in its sole discretion; provided that no such consent of the Company shall be required in connection with a Transfer permitted by Section 2(d) below, and (ii) the consummation of any Transfer consented to by the Company or any Transfer pursuant to Section 2(d)(ii) shall be conditioned upon the absence of any violation of this Agreement, the Securities Act or the securities laws of any state resulting therefrom, and the Non-ECP Stockholders shall, if requested by the Company, deliver to the Company an opinion of counsel, in form and substance reasonably satisfactory to the Company and counsel for the Company, to the effect that the Transfer is not in violation of this Agreement, the Securities Act, or the securities laws of any state; provided that no such opinion shall be required in connection with a Transfer permitted by Section 2(d)(ii). Any purported Transfer in violation of the provisions of this Section 2(a) shall be null and void and shall have no force or effect.
(b)    Notwithstanding the foregoing but subject to Section 2(c) below, Section 2(a) shall not prevent, and Section 2(a) shall not apply to, the Transfer of any shares of Common Stock by any Non-ECP Stockholder to (i) the Company; or (ii) (A) any member of such Non-ECP Stockholder’s immediate family or lineal descendants of such Non-ECP Stockholder (the “Permitted Family Members”), (B) trusts for the benefit of such Non-ECP Stockholder or Permitted Family Members, and (C) upon such Non-ECP Stockholder’s death, such Non-ECP Stockholder’s executors, administrators, testamentary trustees, legatees and beneficiaries; provided that, in the case of subclause (A) and (B), the Non-ECP Stockholder retains the sole and exclusive right to vote and dispose of any shares of Common Stock transferred to the Permitted Family Member or trust (each such person and entity described in clauses (i) and (ii) a “Permitted Transferee” and collectively, the “Permitted Transferees”). All spouses of Non-ECP Stockholders who reside in a community property state shall be required to execute and deliver a Spousal Consent and Acknowledgment to the Company in the form attached hereto as Exhibit B (and each Non-ECP Stockholder agrees that, prior to changing such Non-ECP Stockholder’s state of residence to a community property state, such Non-ECP Stockholder’s spouse shall be required to execute and deliver such Spousal Consent and Acknowledgment to the Company to evidence such spouse’s agreement and consent to be bound by the terms and conditions of this Agreement as to such spouse’s interest, whether as community property or otherwise, in any such Non-ECP Stockholder’s shares of Common Stock and/or options to purchase shares of Common Stock).

(c)    In addition to the restrictions set forth elsewhere in this Agreement, any Transfer of shares of Common Stock by a Non-ECP Stockholder to a transferee shall be permitted only if the transferee shall agree in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument of assumption reasonably satisfactory in form and substance to the Company Board. Upon the execution of the instrument of assumption by such transferee, such transferee shall be deemed to be a Non-ECP Stockholder for all purposes of this Agreement.
(d)    Notwithstanding anything to the contrary in this Agreement, (i) Volt Holdings shall be permitted to grant Encumbrances in and upon its shares of Common Stock that it owns directly, and its direct and indirect rights, title and interest therein, to and under this Agreement and the proceeds of the foregoing (collectively, the “Encumbered Interests”) to one or more lenders, arrangers, issuing banks, agents and other financing parties providing debt financing to Volt Holdings (collectively, “Financing Sources”) without the consent of the Company Board or the Company, and each Stockholder agrees that any such Encumbrance shall not constitute a Transfer hereunder, and (ii) subject to Section 2, Section 3 and Section 4, such Financing Sources shall in no event be restricted by this Agreement from exercising rights and remedies, including any foreclosure, deed in lieu of foreclosure or sale, with respect to such Encumbered Interests in accordance with the definitive financing documents for such debt financing.
(e)    Repurchase Rights.
(i)    Repurchase Right. With respect to all shares of Common Stock held by any Non-ECP Stockholder and his or her Permitted Transferees, the Company shall have the option to repurchase any shares of Common Stock held by the Non-ECP Stockholder or his or her Permitted Transferees (the “Repurchase Right”) exercisable any time during the period commencing on the date of a Repurchase Trigger (as defined in the CPN Management LPA) until the Initial Repurchase Deadline (as defined in the CPN Management LPA). The Repurchase Right shall be exercised by written notice to the Non-ECP Stockholder given in accordance with Section 8(g) of this Agreement (a “Repurchase Notice”) on or prior to the Repurchase Deadline. The repurchase price payable by the Company to repurchase the shares of Common Stock upon exercise of the Repurchase Right shall be the Repurchase Price (as defined in the CPN Management LPA). The Repurchase Right may be exercised more than once and may be exercised with respect to some or all of the shares of Common Stock outstanding on the date of any Repurchase Notice (including repurchasing only such Common Stock that are subject to purchase at a lower Repurchase Price), and any Common Stock subject to repurchase hereunder may be purchased at different Repurchase Prices.
(ii)    Subject to Section 2(e)(v), the repurchase of shares of Common Stock pursuant to the exercise of a Repurchase Right shall take place on a date specified by the Company, but in no event following the later of (A) the sixtieth (60th) day following the date of the Repurchase Notice and (B) if applicable, the tenth (10th) day following the receipt by the Company of all necessary governmental approvals. On such date, the Non-ECP Stockholder or his or her Permitted Transferees shall transfer the shares of Common Stock subject to the Repurchase Notice to the Company, free and clear of all liens and encumbrances, by delivering the certificates representing the shares of Common Stock to be purchased, duly endorsed for transfer to the Company, or accompanied by a stock power duly executed in blank, and the Company shall pay to the Non-ECP

Stockholder and his or her Permitted Transferees, as applicable, the Repurchase Price. The Non-ECP Stockholder shall use all commercially reasonable efforts to assist the Company in order to expedite all proceedings described in this Section 2(e).
(iii)    Form of Consideration. Subject to Section 2(e)(v), the Company may pay the Repurchase Price for such Common Stock by delivery of funds deposited into an account designated by such Non-ECP Stockholder, a bank cashier’s check, a certified check or a company check of the Company for the Repurchase Price. Notwithstanding anything to the contrary in this Agreement, the Company may deduct and withhold from the amounts otherwise payable pursuant to this Agreement such amounts as necessary to comply with the Code, or any other provision of applicable law, with respect to the making of such payment.
(iv)    Release. As a condition of any repurchase of Common Stock under this Section 2(e), the Non-ECP Stockholder will be required to execute a release in favor of CPN Management and its Partners (as defined in the CPN Management LPA) and Affiliates, releasing CPN Management and its Partners and Affiliates from all liabilities to such Non-ECP Stockholder.
(v)    Repurchase Disability.
(A)    Notwithstanding anything to the contrary herein, except as otherwise provided by Section 2(e)(v)(B), the Company shall not be permitted to purchase any Common Stock upon exercise of the Repurchase Right if CPN Management (or its general partner) determines that: (1) the purchase of such Common Stock would render the Company or its subsidiaries unable to meet their obligations in the ordinary course of business taking into account any pending or proposed transactions, capital expenditures or other budgeted cash outlays by the Company or any of its subsidiaries, including any proposed acquisition of any other entity by the Company or any of its subsidiaries, (2) the Company is prohibited from purchasing Common Stock by applicable law restricting the purchase by an entity of its own equity securities, or (3) the purchase of Common Stock would constitute a breach of, default, or event of default under, or is otherwise prohibited by, the terms of any loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party (the “Financing Documents”) or the Company or any of its subsidiaries is not able to obtain the requisite consent of any of its senior lenders to effect the purchase of the Interests. The events described in (1) through (3) above each constitute a “Repurchase Disability.”
(B)    Except as otherwise provided in Section 2(e)(v)(C), in the event a Repurchase Disability shall occur, the Company shall notify in writing such Non-ECP Stockholder (such notice, a “Disability Notice”). The Disability Notice shall specify the nature of the Repurchase Disability. The Company shall thereafter purchase the Common Stock described in the Disability Notice as soon as reasonably practicable after all Repurchase Disabilities cease to exist (or the Company may elect, but shall have no obligation, to cause its nominee to purchase such Common Stock while any Repurchase Disabilities continue to exist). In the event that the Company suspends its obligations to purchase such Common Stock pursuant to a Repurchase Disability, (1) the Company shall provide written notice to such Non-ECP Stockholder as soon as practicable after all

Repurchase Disabilities cease to exist (the “Reinstatement Notice”); (2) the Repurchase Price, if applicable, of such Common Stock shall be determined as of the date the Reinstatement Notice is delivered to such Non-ECP Stockholder; and (3) the redemption shall occur on a date specified by CPN Management within ten (10) days following the later of (x) the date the Reinstatement Notice is delivered to such Non-ECP Stockholder and (y) if applicable, the date of the determination of the Repurchase Price of the Common Stock to be repurchased.
(C)    Notwithstanding Section 2(e)(v)(A) and (B), if (x) the Company has exercised the Repurchase Right and (y) a Repurchase Disability shall occur, then, in the sole discretion of CPN Management, CPN Management may cause the Company to purchase such Common Stock, and, in lieu of cash consideration, issue a promissory note to the Non-ECP Stockholder in the amount of the Repurchase Price, the terms of which promissory note shall be acceptable to the Company’s senior lenders and shall not result in a breach or violation of any of the Financing Documents. The promissory note shall (1) bear simple interest at the Prime Rate (as defined in the CPN Management LPA) as published in the Wall Street Journal on the date such payment is due and owing from such date to the date such payment is made and (2) have such other reasonable terms and conditions as may be determined by CPN Management. All payments of interest accrued under the promissory note shall be paid only at the date of payment by the Company of the principal amount of such promissory note.
Section 3.    Drag-Along Rights.
(a)    If CPN Management (the “Drag-Along Transferor”) at any time, or from time to time, in one transaction or a series of related transactions, proposes to Transfer shares of Common Stock (or rights to acquire Common Stock) to one or more non-Affiliate Persons other than to any other Stockholder (collectively, a “Drag-Along Transferee”) and such Transfer would constitute a Transfer of at least 50% of the shares of Common Stock or a Change in Control (a “Drag-Along Sale”), then the Drag-Along Transferor shall have the right (a “Drag-Along Right”), but not the obligation, to require each other Stockholder to tender for purchase to the Drag-Along Transferee a number of shares of Common Stock (including shares of Common Stock issuable upon exercise of any vested options to purchase Common Stock (“Vested Options”) and any options that vest as a result of the consummation of the Transfer to the Drag-Along Transferee) that, in the aggregate, equal the number derived by multiplying (A) the total number of shares of Common Stock owned by the Stockholder (including shares of Common Stock issuable in respect of all Vested Options held by the Stockholder whether or not exercised and including any options that vest as a result of the consummation of the Transfer to the Drag-Along Transferee) by (B) a fraction, the numerator of which is the total number of shares of Common Stock to be sold by the Drag-Along Transferor in connection with the transaction or series of related transactions and the denominator of which is the total number of the then outstanding shares of Common Stock (including shares issuable upon the exercise of rights to acquire Common Stock) held by the Drag-Along Transferor.
(b)    If the Drag-Along Transferor elects to exercise its Drag-Along Right under this Section 3 with respect to the shares of Common Stock held by the Stockholders, the Drag-

Along Transferor shall notify each Stockholder in writing (collectively, the “Drag-Along Notices”). Each Drag-Along Notice shall set forth: (i) the name and address of the Drag-Along Transferee, (ii) the proposed amount and form of consideration and terms and conditions of payment offered by the Drag-Along Transferee, (iii) the expected closing date of the proposed Drag-Along Sale, and (iv) a summary of any other material terms pertaining to the Transfer (“Third Party Terms”). The Drag-Along Notices shall be given at least thirty (30) days before the expected closing of the proposed Transfer.
(c)    Upon the giving of a Drag-Along Notice, each Stockholder shall (i) be obligated to sell the number of shares of Common Stock and Vested Options determined pursuant to Section 3(a) on the Third Party Terms at the same time and for the same price of the Common Stock and on no worse terms in any material respect (subject to any applicable legal, tax and accounting differences among the Stockholders and the Drag-Along Transferor) applicable to the Common Stock being Transferred by the Drag-Along Transferor in such Drag-Along Sale; provided that (A) in the event of a Drag-Along Sale, each Stockholder acknowledges and agrees that it shall be entitled to the same form of consideration, unless otherwise elected by such Stockholder, as the Drag-Along Transferor, (B) at the request of the Drag-Along Transferee, all or a portion of the purchase price payable to the Stockholders in connection with a Drag-Along Sale may be held back in an escrow account (on a pro rata basis among the Stockholders based on the aggregate number of shares of Common Stock to be Transferred in such Drag-Along Sale) for the purpose of satisfying such Stockholders’ obligations under the applicable documents relating to the Drag-Along Sale, including indemnity obligations, and (C) in the case of any shares of Common Stock issuable upon the exercise of Vested Options, the Drag-Along Transferor may require a Drag-Along Transferee to exercise such Vested Options, in whole or in part, prior to or simultaneously with the closing of the Transfer(s) described in Section 3(a), (ii) execute such documents and make such representations, warranties, covenants, indemnities and agreements as are (and when) executed and made by the Drag-Along Transferor in connection with such Transfer and will take and cause its Affiliates to take, any and all other actions as may be reasonably necessary or advisable to consummate the Drag-Along Sale; provided that (A) other than for fraud by such Stockholder, the maximum amount of a Stockholder’s liability in a Drag-Along Sale will be no greater than the consideration that such Stockholder actually receives in such Drag-Along Sale, (B) any indemnification obligations will be several and not joint to the extent that any amount of consideration held in escrow is exhausted and will be apportioned on a pro rata basis (based on the aggregate consideration to be received by each such Stockholder in such Drag-Along Sale) as among the Drag-Along Transferor and the Stockholders, other than, in each case, with respect to representations, warranties and covenants relating to, and made individually by, a Stockholder (which representations and warranties shall be limited to title, organization, authority, execution, no conflicts and broker’s fees) and (C) no Stockholder shall be obligated to provide any post-Closing restrictive covenants (other than customary confidentiality restrictions) in connection with the Drag-Along Sale, (iii) consent to and raise no objections against the Drag-Along Sale or the process pursuant to which the Drag-Along Sale was arranged, (iv) waive any dissenter’s rights and other similar rights, (v) take all actions reasonably required, desirable or requested by the Drag-Along Transferor to consummate such Drag-Along Sale, (vi) comply with the terms of the documentation relating to the Drag-Along Sale and (vii) use commercially reasonable efforts to cause the Company to facilitate and take the actions described in this Section 3(c).

(d)    At the closing of the Transfer to any Drag-Along Transferee pursuant to this Section 3, the Drag-Along Transferee shall remit to the Stockholder the consideration for the total sales price of the Common Stock and unexercised Vested Options held by the Stockholder sold pursuant hereto, minus any consideration to be escrowed or otherwise held back in accordance with the Third Party Terms, and minus the aggregate exercise price of any unexercised Vested Options being Transferred by the Stockholder to the Drag-Along Transferee, against delivery by the Stockholder of certificates for Common Stock, duly endorsed for Transfer or with duly executed stock powers and, as applicable, an instrument evidencing the transfer or the cancellation of the unexercised Vested Options subject to the Drag-Along Right reasonably acceptable to the Company, and the compliance by the Stockholder with any other conditions to closing generally applicable to the Drag-Along Transferor and all other holders of Common Stock selling shares in the transaction.
(e)    All reasonable costs and expenses incurred by the Drag-Along Transferor and the Company in connection with any proposed Drag-Along Sale, whether or not consummated (including all attorneys’ fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions) (“Transaction Expenses”), shall be paid by the Company or its subsidiaries. For the avoidance of doubt, it is understood that this Section 3(e) shall not prevent any Drag-Along Sale to be structured in a manner such that some or all of the Transaction Expenses result in a pro rata reduction in the consideration received by the Stockholders in such Drag-Along Sale.
(f)    This Section 3 shall terminate upon the consummation of an Initial Public Offering.
Section 4.    Tag-Along Rights.
(a)    If CPN Management (the “Tag-Along Transferor”) at any time proposes to Transfer shares of Common Stock (or rights to acquire Common Stock) in a single Transfer or a series of related Transfers, and such Transfer(s) would constitute a Transfer of at least 50% of the shares of Common Stock or a Change in Control, to one or more non-Affiliate Persons other than (A) to any other Stockholder, (B) in connection with any Parent Distribution (as defined under the CPN Management LPA) or (c) in connection with a Transfer permitted by Section 2(d) (collectively, a “Tag-Along Transferee”), then each Non-ECP Stockholder (each a “Tagging Stockholder”) shall have the right (the “Tag-Along Right”) to require that the proposed Tag-Along Transferee purchase from such Tagging Stockholder (a “Tag-Along Sale”) up to the number of shares of Common Stock (including any shares of Common Stock issuable upon the exercise of Vested Options (including options that vest as a result of the consummation of the Transfer to the Tag-Along Transferee)) equal to the number derived by multiplying (i) the total number of shares of Common Stock that the proposed Tag-Along Transferee has agreed or committed to purchase by (ii) a fraction, the numerator of which is the total number of shares of Common Stock (including any shares of Common Stock issuable upon the exercise of Vested Options (including options that vest as a result of the consummation of the Transfer to the Tag-Along Transferee)) owned by the Tagging Stockholder, and the denominator of which is the aggregate number of shares of Common Stock issued and outstanding (including shares issuable upon the exercise of rights to acquire Common Stock). Neither the Tag-Along Transferor nor any Affiliate of the Tag-Along Transferor shall have any liability to any Tagging Stockholder or the Company arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any such Tag-Along Sale, except to the extent such Tag-Along Transferor shall have failed to comply with the provisions of this Section 4(a) and a Tag-Along Sale otherwise occurs.
(b)    The Tag-Along Transferor shall notify each Tagging Stockholder in writing in the event such Tag-Along Transferor proposes to make a Transfer or series of Transfers giving rise to a Tag-Along Right at least thirty (30) days prior to the date on which the Tag-Along Transferor expects to consummate such Transfer (the “Sale Notice”) which notice shall specify (i) the name and address of the Tag-Along Transferee, (ii) the proposed amount and form of consideration and terms and conditions of payment offered by the Tag-Along Transferee, (iii) the expected closing date of the proposed Tag-Along Sale, and (iv) any other material terms of the proposed Tag-Along Sale. The Tag-Along Right may be exercised by any Tagging Stockholder by delivery of an irrevocable written notice to the Tag-Along Transferor (the “Tag-Along Notice”) within ten (10) Business Days following delivery of the Sale Notice from the Tag-Along Transferor. The Tag-Along Notice shall state the number of shares of Common Stock (including any shares of Common Stock issuable upon the exercise of Vested Options (including options that vest as a result of the consummation of the Transfer to the Tag-Along Transferee)) that the Tagging Stockholder proposes to include in such Transfer to the proposed Tag-Along Transferee (not to exceed the number as determined above); provided that, in the case of any shares of Common Stock issuable upon the exercise of Vested Options, the Tag-Along Transferor may require a Tagging Stockholder to exercise such Vested Options, in whole or in part, prior to or simultaneously with the closing of the Transfer(s) described in Section 4(a). Following such ten (10)-Business Day period, each Tagging Stockholder that has delivered a Tag-Along Notice shall be entitled to sell to the Tag-Along Transferee on the terms and conditions set forth in the Sale Notice, concurrently with the Tag-Along Transferor and other Tagging Stockholders electing to participate in such Tag-Along Sale. Any Tagging Stockholder that has not notified the Tag-Along Transferor of its intent to exercise Tag-Along Rights within the period of time specified in this Section 4(b) will be conclusively deemed to have elected not to exercise such Tag-Along Rights with respect to the Transfer contemplated by such notice.
(c)    In connection with any Tag-Along Sale, each Tagging Stockholder who elects to participate in the Tag-Along Sale shall (i) be obligated to sell the number of shares of Common Stock and Vested Options set forth in each Tagging Stockholder’s Tag-Along Notice at the same time and for the same price of the Common Stock and on no worse terms in any material respect (subject to any applicable legal, tax and accounting differences among the Tagging Stockholders and the Tag-Along Transferor) applicable to the Common Stock being Transferred by the Tag-Along Transferor in such Tag-Along Sale; provided that (A) in the event of a Tag-Along Sale, each Tagging Stockholder acknowledges and agrees it shall be entitled to the same form of consideration, unless otherwise elected by such Tagging Stockholder, as the Tag-Along Transferor and (B) at the request of the Tag-Along Transferee, all or a portion of the purchase price payable to the Tagging Stockholder in connection with a Tag-Along Sale may be held back in an escrow account (on a pro rata basis among the Tag-Along Transferor and the Tagging Stockholders based on the number of shares of Common Stock to be Transferred in such Tag-Along Sale) for the purpose of satisfying such Tagging Stockholder’s obligations under the applicable documents relating to the Tag-Along Sale, including indemnity obligations, (ii) execute such documents and make such representations, warranties, covenants, indemnities (provided, that (A) any indemnification obligations will be several and not joint to the extent that any amount of the consideration held in escrow is exhausted and will be apportioned on a pro rata basis among the Tag-Along Transferor and the Tagging Stockholders (based on the aggregate consideration to be received by such Tag-Along Transferor and Tagging Stockholders in such Tag-Along Sale), other than with respect to representations, warranties and covenants relating to, and made individually by, the Tag-Along Transferor (which representations and warranties shall be limited to title, organization, authority, execution, no conflicts and broker’s fees) and (B) no Tagging Stockholder shall be obligated to provide any post-Closing restrictive covenants (other than customary confidentiality restrictions) in connection with the Tag-Along Sale) and agreements as are (and when) executed and made by the Tag-Along Transferor in connection with such Transfer and will take and cause its Affiliates to take, any and all other actions as may be reasonably necessary or advisable to consummate the Tag-Along Sale, (iii) consent to and raise no objections against the Tag-Along Sale or the process pursuant to which the Tag-Along Sale was arranged, (iv) waive any dissenter’s rights and other similar rights, (v) take all actions reasonably required, desirable or requested by the Tag-Along Transferor to consummate such Tag-Along Sale, (vi) comply with the terms of the documentation relating to the Tag-Along Sale and (vii) use commercially reasonable efforts to cause the Company to facilitate and take the actions described in this Section 4(c).
(d)    At the closing of the Transfer to any Tag-Along Transferee pursuant to this Section 4, the Tag-Along Transferee shall remit to each Tagging Stockholder who exercised his or her Tag-Along Right the consideration for the total sales price of the Common Stock and unexercised Vested Options held by the Tagging Stockholder sold pursuant hereto, minus any such consideration to be escrowed or otherwise held back in accordance with the Third Party Terms, and minus the aggregate exercise price of any unexercised Vested Options being Transferred by the Tagging Stockholder to the Tag-Along Transferee, against delivery by the Tagging Stockholder of certificates for Common Stock, duly endorsed for Transfer or with duly executed stock powers and an instrument evidencing the transfer or the cancellation of the Vested Options subject to the Tag-Along Right reasonably acceptable to the Company, and the compliance by the Tagging Stockholder with any other conditions to closing generally applicable to the Tag-Along Transferor and all other holders of Common Stock selling shares in the transaction.
(e)    To the extent not covered by the proposed Tag-Along Transferee, all costs and expenses of the Tag-Along Transferor incurred for the benefit of both the Tag-Along Transferor and the Tagging Stockholder in connection with the Tag-Along Sale shall be borne on a pro rata basis (based on the aggregate consideration to be received by the Tag-Along Transferor and Tagging Stockholders in such Tag-Along Sale).
(f)    In the event that the Tag-Along Sale contemplated by a Sale Notice has not been completed within 120 days after the delivery of the Sale Notice for such Tag-Along Sale (subject to extension to the extent necessary to obtain required governmental or other approvals), then such Sale Notice shall be null and void, each Tagging Stockholder that elected to participate in the Tag-Along Sale and delivered a Tag-Along Notice shall be released from its obligations under such Tag-Along Notice and it shall be necessary for a separate Sale Notice to be furnished by the Tag-Along Transferor, and the other terms and provisions of this Section 4 separately complied with, in order to consummate such Tag-Along Sale pursuant to this Section 4. All costs and expenses of the Tag-Along Transferor incurred for the benefit of both the Tag-Along Transferor and the

Tagging Stockholders in connection with such failed Tag-Along Sale shall be borne on a pro rata basis (based on the aggregate consideration to have been received by the Tag-Along Transferor and Tagging Stockholders in such Tag-Along Sale).
(g)    If there is a material change to the economic terms contained in the Sale Notice, then the Tag-Along Transferor shall promptly notify each Tagging Stockholder thereof and each Tagging Stockholder may revoke its Tag-Along Notice by providing the Tag-Along Transferor an irrevocable written notice of such revocation within 5 calendar days of delivery of written notice of such material change, and the Tag-Along Transferor shall not consummate such Tag-Along Sale unless such Tag-Along Transferor has again complied with this Section 4 (including the provision of a new Sale Notice to each Tagging Stockholder) with respect to such Tag-Along Sale, as so changed.
(h)    This Section 4 shall terminate upon the earlier of (a) the consummation of an Initial Public Offering and (b) the eighth anniversary of date hereof.
Section 5.    Cooperation. If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated under the Securities Act may be available with respect to the negotiation or transaction (including a merger, consolidation, or other reorganization), each Stockholder shall, if requested by the Company, appoint a purchaser representative (as defined in Rule 501 of the Securities Act) reasonably acceptable to the Company. If the purchaser representative is designated by the Company, the Company shall pay the fees of the purchaser representative, but if any Stockholder appoints another purchaser representative, the Stockholder shall be responsible for the fees of the purchaser representative so appointed.
Section 6.    Termination. This Agreement shall terminate on the first to occur of:
(a)    twelve (12) months following the date on which the Company consummates an Initial Public Offering;
(b)    the complete liquidation of the Company or an agreement for the sale by the Company of all or substantially all of the Company’s assets; or
(c)    the date established by unanimous resolution of the Company Board terminating this Agreement.
Section 7.    Preemptive Rights.
(a)    The Company hereby grants to each Stockholder other than the Non-ECP Stockholders the right to purchase, in accordance with the procedures set forth in this Section 7, such Stockholder’s pro rata portion of any New Securities (as defined below) which the Company may propose to sell and issue. A Stockholder’s pro rata portion, for purposes of this Section 7, is the ratio of (i) the aggregate shares of Common Stock held by such Stockholder immediately prior to any proposed issuance and sale to (ii) the aggregate shares of Common Stock issued and outstanding immediately prior to such proposed issuance and sale. As used herein, “New Securities” will mean shares of Common Stock or other equity securities of or profits interests in the Company, whether now or hereinafter authorized, and any right, option, warrant or security of any kind whatsoever that is, or may become, convertible into or exchangeable for such shares of Common Stock or other equity securities of the Company; provided, however, that the preemptive right provided by this Section 7 will apply to the issuance of the right, warrant, option or convertible or exchangeable security or right and not to the issuance of shares of Common Stock or other securities issuable upon conversion, exchange or exercise thereof; and provided, further, that the term “New Securities” will not include the issuance of shares of Common Stock or other securities (i) in connection with a debt financing or issuance of debt securities of the Company, (ii) to officers, employees, directors, third-party consultants or other third-party service providers of the Company or its subsidiaries pursuant to any option or other equity compensation plans in connection with such Person’s employment or consulting arrangements or other service relationship with the Company or its subsidiaries, (iii) in connection with any initial public offering of the equity securities of the Company or the equity securities of a Person formed pursuant to a Reorganization Transaction (as defined in the Parent LPA) or (iv) by reason of any subdivision (by split, distribution in kind, recapitalization or otherwise).
(b)    In the event the Company proposes to issue New Securities, it will give each Stockholder (other than the Non-ECP Stockholders) written notice of its intention, describing the type of New Securities, the price and the general terms upon which the Company proposes to issue the same (the “New Securities Notice”). Each Stockholder will have ten (10) Business Days from the date of receipt of any such notice to agree to purchase such Stockholder’s pro rata share of such New Securities for the price specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.
(c)    Promptly upon the expiration of the period of ten (10) Business Days following receipt of the New Securities Notice, the Company will, in writing, inform each Stockholder (other than the Non-ECP Stockholders) which elects to purchase all of the New Securities available for purchase by such Stockholder pursuant to the preemptive rights described in Section 7(a) above of the failure of any other Stockholder to likewise purchase all of the New Securities available for purchase pursuant to such preemptive rights. During the period of five (5) days commencing after the receipt of such information, each fully-exercising Stockholder will have the right to elect to purchase up to its pro rata portion of the New Securities not subscribed for by such non-subscribing holders based on the ratio which (i) the aggregate shares of Common Stock owned by the fully-exercising Stockholder bears to (ii) the aggregate shares of Common Stock owned by all fully-exercising Stockholder.
(d)    In the event any Stockholder fails to exercise its preemptive rights with respect to all or any part of the portion of the New Securities proposed to be sold by the Company within the periods described above, and no other Stockholder has elected to purchase such New Securities pursuant to the over-subscription option set forth in Section 7(c) above, the Company will have one hundred eighty (180) days thereafter to issue and sell or enter into an agreement to issue and sell the New Securities with respect to which such Stockholder’s rights were not exercised, at a price and on terms no more favorable to the purchaser of such New Securities than those set forth in the New Securities Notice. In the event the Company has not sold such New Securities within such period, the Company will not thereafter issue or sell any New Securities without first re-offering such securities to the Stockholder in the manner provided above.

(e)    The election by a Stockholder not to exercise its preemptive rights under this Section 7 in any one instance will not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance. Any sale of such New Securities by the Company without first giving the Stockholder the rights described in this Section 7 will be void and of no force and effect.
(f)    Notwithstanding anything to the contrary in this Section 7, in the event that any ECP Stockholders are issued New Securities (an “ECP Issuance”), such ECP Issuance may occur prior to undertaking the procedures required by this Section 7, in which case the Company shall cause such procedures to be undertaken promptly following such ECP Issuance and such other Stockholder’s pro rata share of any New Securities for purposes of compliance with such procedures shall be calculated without taking into account any shares of Common Stock or other equity securities issued to the ECP Stockholders in such ECP Issuance (but the shares of Common Stock or other equity securities held by the ECP Stockholders prior to the ECP Issuance shall be included in any such calculation).
Section 8.    Miscellaneous.
(a)    Legends. Each certificate representing the shares of Common Stock shall bear the following legends:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SAID LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.”
“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCKHOLDERS AGREEMENT BY AND AMONG THE ISSUER AND CERTAIN STOCKHOLDERS OF THE ISSUER INITIALLY DATED AS OF MARCH 8, 2018. A COPY OF SUCH AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”
(b)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective legal representatives, heirs, legatees, successors and assigns and shall also apply to any shares of Common Stock acquired by any Non-ECP Stockholder after the date hereof.
(c)    Specific Performance. Each Party, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, shall be entitled to specific performance of such Party’s rights under this Agreement. Each Party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by such

Party of the provisions of this Agreement and each Party hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.
(d)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
(e)    Waiver of Jury Trial. EACH PARTY, ON ITS BEHALF AND ON BEHALF OF ITS RESPECTIVE AFFILIATES AND REPRESENTATIVES, AS APPLICABLE, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (II) UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THE AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(E).
(f)    Interpretation. The headings of the Sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not affect the meaning or interpretation of this Agreement.
(g)    Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered by overnight courier or hand delivery, when sent by telecopy, facsimile or email, or five (5) days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid, to the Parties at the following addresses (or at such other address for any Party as shall be specified by like notices; provided that notices of a change of address shall be effective only upon receipt thereof).
(i)    If to any ECP Stockholder, addressed to such Person, at:
c/o Energy Capital Partners III, LP
51 JFK Parkway, Suite 200
Short Hills, NJ 07078
Attention: Tyler Reeder
Andy Singer
Email: treeder@ecpartners.com
asinger@ecpartners.com
With a copy (which shall not constitute notice) to:

Latham & Watkins LLP
885 Third Avenue
New York, NY 10022
Attention: David A. Kurzweil
M. Adel Aslani-Far
Facsimile: (212) 751-4864
Email: david.kurzweil@lw.com
adel.aslanifar@lw.com
If to the Company, addressed to:
Calpine Corporation
c/o Energy Capital Partners III, LP
51 JFK Parkway, Suite 200
Short Hills, NJ 07078
Attention: Tyler Reeder
Andy Singer
Email: treeder@ecpartners.com
asinger@ecpartners.com
With a copy (which shall not constitute notice) to:
Latham & Watkins LLP
885 Third Avenue
New York, NY 10022
Attention: David A. Kurzweil
M. Adel Aslani-Far
Facsimile: (212) 751-4864
Email: david.kurzweil@lw.com
adel.aslanifar@lw.com
(ii)    If to a Non-ECP Stockholder, to the address set forth on the Non-ECP Stockholder’s signature page hereto.
(iii)    If to an Involuntary Transferee, to the last known address, facsimile number and email address provided in the Involuntary Transfer Notice.
(h)    Recapitalization, Exchange, Etc. Affecting the Company’s Stock. Nothing in this Agreement shall prevent the Company from effecting, and the Parties to this Agreement hereby authorize the Company to effect, any recapitalization, corporate reorganization, “corporate inversion” involving the creation of one or more holding companies and/or holding company subsidiaries, or similar transaction (any such transaction, a “Reorganization”). The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to any and all shares of Common Stock and all of the shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, business combination or otherwise) that may be issued in respect of, in exchange for, or in substitution of such Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations, and the like occurring after the date hereof. If the Company Board approves any Reorganization, each Non-ECP Stockholder agrees to consent to and raise no objection to such Reorganization, and to take all actions determined by the Company Board to be necessary and appropriate in connection with the consummation of such Reorganization.
(i)    Counterparts. This Agreement may be executed by facsimile or other electronic transmission and in two or more counterparts, each of which when executed shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart to this Agreement.
(j)    Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.
(k)    Amendment. This Agreement may be amended by resolution of the Company Board; provided that the amendment has been approved by the ECP Stockholders; provided, further, that any such amendment that would disproportionately, materially and adversely affect the rights of any Non-ECP Stockholder shall not to that extent be effective without the written consent of Non-ECP Stockholders who then hold fifty percent (50%) or more of the shares of Common Stock (including shares of Common Stock issuable upon the exercise of rights to acquire Common Stock). At any time hereafter, additional Non-ECP Stockholders may be made parties hereto by executing a signature page in the form attached as Exhibit A hereto, which signature page shall be countersigned by the Company and shall be attached to this Agreement and become a part hereof without any further action of any other Party hereto.
(l)    Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to any Non-ECP Stockholder of any sums required by federal, state, or local tax law to be withheld with respect to the issuance, vesting, exercise, repurchase, or cancellation of any shares of Common Stock or any option to purchase shares of Common Stock.
(m)    No Employment Rights. Nothing contained in this Agreement (i) obligates the Company or any Affiliate of the Company to employ any Non-ECP Stockholder in any capacity whatsoever, or (ii) prohibits or restricts the Company or any Affiliate of the Company from terminating the employment, if any, of any Non-ECP Stockholder at any time or for any reason whatsoever. Each Non-ECP Stockholder hereby acknowledges and agrees that, except as may otherwise be set forth in any written agreement between the Company and such Stockholder, neither the Company nor any other person has made any representations or promises whatsoever to such Stockholder concerning his or her employment or continued employment by the Company or any Affiliate of the Company.

(n)    Offsets. The Company shall be permitted to offset and reduce from any amounts payable to a Stockholder the amount of any indebtedness or other obligation or payment owing to the Company by the Stockholder.
(o)    Entire Agreement. This writing constitutes the entire agreement of the Parties with respect to the subject matter hereof.
(p)    Actions to Effectuate Agreement. Each Stockholder agrees to take all actions within his or her power (including voting shares of Common Stock) to give effect to the terms of this Agreement. In the event of any inconsistency between this Agreement, on the one hand, and the Certificate of Incorporation or Bylaws of the Company, on the other hand, the provisions of this Agreement shall control, and each Stockholder shall vote his or shares of Common Stock in such manner as to effectuate any and all amendments to the Certificate of Incorporation or Bylaws of the Company that may be necessary in order to bring the Certificate of Incorporation and Bylaws of the Company into conformity with the provisions of this Agreement. The vote of any Stockholder in violation of the provisions of this Agreement shall be void and shall be ignored by the Company. In connection therewith, each Stockholder hereby grants an irrevocable proxy of perpetual duration with full power of substitution to the ECP Stockholders for purposes of voting all shares of Common Stock subject to this Agreement at any meeting of stockholders or in any action by written consent of stockholders in any manner necessary to give effect to (but not to amend) the provisions of this Agreement, as it may be amended from time to time, it being acknowledged that such proxy is coupled with an interest under this Agreement.
(q)    No Presumption Against Drafting Party. Each of the Parties acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.
(r)    Independent Pursuit of Business Opportunities. The Parties expressly acknowledge that each ECP Stockholder has and will continue to have business and investment interests independent of its investment in the Company. Nothing contained herein will restrict the ability of the ECP Stockholders or its Affiliates from time to time to engage in any business or investment activity or to acquire, develop or otherwise pursue business or investment opportunities for its own account, independently and without notice to, or regard for the interests of, the Company and the other Stockholders, including business or investment activities or opportunities that compete with or are otherwise contrary to the interests of the Company or that one or more of the other Stockholders might find advantageous or desirable to engage in, acquire, develop or otherwise pursue.
Section 9.    Defined Terms.
As used in this Agreement, the following terms shall have the meanings ascribed to them below:
(a)    “Access” shall have the meaning set forth in the recitals hereto.

(b)    “Access Director” shall have the meaning set forth in Section 1(a)(i).
(c)    “Access Director Resignation Event” shall have the meaning set forth in Section 1(b)(ii).
(d)    “Access FERC Approval Date” shall have the meaning set forth in Section 1(a)(i).
(e)    “Access Observer” shall have the meaning set forth in Section 1(e)(i).
(f)    “Access Second FERC Application” means an application by Access with FERC to allow, among other things, for Access to nominate a director to the Company Board.
(g)    “Access Subsequent FERC Application” means an application by Access with FERC to allow, among other things, for Access to nominate a director to the Company Board pursuant to Section 1(a)(ii).
(h)    “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act; provided that, in no event shall the Company, any of its subsidiaries or any Stockholder be considered an “Affiliate” of the Principal Stockholders.
(i)    “Agreement” shall have the meaning set forth in the preamble hereto.
(j)    “Business Day” shall mean, any day other than a Saturday, Sunday or a day on which banks in New York, New York, are authorized or required by law to be closed for regular banking business.
(k)    “Change in Control” shall mean a change in beneficial ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, the Principal Stockholders, or any of their respective Affiliates, or any employee benefit plan maintained by the Company or any of its subsidiaries), (i) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition or (ii) acquires all or substantially all of the assets of the Company, whether by liquidation, merger, consolidation or sale.
(l)    “Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.
(m)    “Company” shall have the meaning set forth in the preamble hereto.
(n)    “Company Board” shall have the meaning set forth in Section 1(a)(i).
(o)    “CPN Management” shall have the meaning set forth in the preamble hereto.

(p)    “CPN Management LPA” shall mean the Amended and Restated Limited Partnership Agreement of CPN Management, dated as of March 8, 2018, as may be further amended, modified or supplemented from time to time.
(q)    “CPPIB” shall have the meaning set forth in the recitals hereto.
(r)    “CPPIB Director” shall have the meaning set forth in Section 1(a)(i).
(s)    “CPPIB Director Resignation Event” shall have the meaning set forth in Section 1(b)(iii).
(t)    “CPPIB FERC Approval Date” shall have the meaning set forth in Section 1(a)(i).
(u)    “CPPIB Observer” shall have the meaning set forth in Section 1(e)(ii).
(v)    “CPPIB Second FERC Application” means an application by CPPIB with FERC to allow, among other things, for CPPIB to nominate a director to the Company Board.
(w)    “CPPIB Subsequent FERC Application” means an application by CPPIB with FERC to allow, among other things, for CPPIB to nominate a director to the Company Board pursuant to Section 1(a)(iii).
(x)    “Director” shall have the meaning set forth in Section 1(a)(i).
(y)    “Disability Notice” shall have the meaning set forth in Section 2(e)(v)(B).
(z)    “Drag-Along Notices” shall have the meaning set forth in Section 3(b).
(aa)    “Drag-Along Right” shall have the meaning set forth in Section 3(a).
(bb)    “Drag-Along Transferee” shall have the meaning set forth in Section 3(a).
(cc)    “Drag-Along Transferor” shall have the meaning set forth in Section 3(a).
(dd)    “ECP Funds” shall mean Energy Capital Partners III, LP, Energy Capital Partners IV, LP and any of their respective parallel funds, co-investment vehicles, acquisition vehicles or alternative investment vehicles.
(ee)    “ECP GP III” shall mean Energy Capital Partners GP III, LP, a Delaware limited partnership.
(ff)    “ECP GP IV” shall mean Energy Capital Partners GP IV, LP, a Delaware limited partnership.
(gg)    “ECP Director” shall have the meaning set forth in Section 1(a)(i).
(hh)    “ECP Stockholders” shall mean (i) CPN Management and (ii) any fund, co-investment vehicle, special purpose vehicle or other Person (A) that directly owns Common Stock and (B) of which (I) ECP GP III, ECP GP IV or an Affiliate thereof is the general partner, managing member or other manager or (II) any ECP Fund is the primary direct or indirect owner.
(ii)    “Encumbered Interests” shall have the meaning set forth in Section 2(d).
(jj)    “Encumbrance” shall mean a charge, pledge, alienation, mortgage, hypothecation, encumbrance or similar collateral assignment or grant of security by any other means, whether for value or no value and whether voluntary or involuntary (including by operation of law or by judgment, levy, attachment, garnishment, winding up, bankruptcy or other legal or equitable proceedings).
(kk)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(ll)    “FERC” means the Federal Energy Regulatory Commission or any successor agency.
(mm)    “Financing Documents” shall have the meaning set forth in Section 2(e)(v)(A).
(nn)    “Financing Sources” shall have the meaning set forth in Section 2(d).
(oo)    “Hancock” shall have the meaning set forth in the recitals hereto.
(pp)    “Hancock Observer” shall have the meaning set forth in Section 1(e)(iii).
(qq)    “Initial Public Offering” shall mean the first underwritten public offering of the Common Stock pursuant to an effective registration statement filed by the Company with the United States Securities and Exchange Commission (other than on Forms S-4 or S-8 or successors to such forms) under the Securities Act.
(rr)    “Management Director” shall have the meaning set forth in Section 1(a)(i).
(ss)    “New Securities” shall have the meaning set forth in Section 7(a).
(tt)    “New Securities Notice” shall have the meaning set forth in Section 7(b).
(uu)    “Non-ECP Stockholders” shall have the meaning set forth in the preamble hereto.
(vv)    “Observers” shall have the meaning set forth in Section 1(e)(iii).
(ww)    “Parent” shall have the meaning set forth in the recitals hereto.
(xx)    “Parent LPA” shall mean the Second Amended and Restated Limited Partnership Agreement of Parent, dated as of March 8, 2018, as may be further amended, modified or supplemented from time to time.
(yy)    “Party” shall have the meaning set forth in the preamble hereto.

(zz)    “Permitted Family Members” shall have the meaning set forth in Section 2(b).
(aaa)    “Permitted Transferee” shall have the meaning set forth in Section 2(b).
(bbb)    “Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.
(ccc)    “Principal Stockholders” shall mean: (i) ECP GP III and ECP GP IV, (ii) the ECP Stockholders (together with ECP GP III and ECP GP IV, the “ECP Entities”), (iii) any general or limited partner or member of the ECP Entities (an “ECP Partner”), (iv) any corporation, partnership, limited liability company or other entity that is an Affiliate of the ECP Entities or any ECP Partner (including any applicable coinvest vehicle established following the date hereof) (collectively, the “ECP Affiliates”), (v) any managing director, member, general partner, director, limited partner, officer or employee of (A) the ECP Entities, (B) any ECP Partner or (C) any ECP Affiliate, or the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the foregoing Persons referred to in this clause (v) (collectively, the “ECP Associates”), (vi) any trust, the beneficiaries of which, or corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, include only the ECP Entities, ECP Partners, ECP Affiliates, ECP Associates, their spouses and/or their lineal descendants, and (vii) a voting trustee for one or more of the ECP Entities, ECP Affiliates, ECP Partners or ECP Associates; provided that in no event shall the Company or any of its subsidiaries be considered an ECP Partner, ECP Affiliate, or ECP Associate; and provided, further, that an underwriter or other similar intermediary engaged by the Company in an offering of the Company’s debt or equity securities or other instruments shall not be deemed a Principal Stockholder with respect to such engagement.
(ddd)    “Reinstatement Notice” shall have the meaning set forth in Section 2(e)(v)(B).
(eee)    “Reorganization” shall have the meaning set forth in Section 8(h).
(fff)    Repurchase Disability” shall have the meaning set forth in Section 2(e)(v)(A).
(ggg)    “Repurchase Notice” shall have the meaning set forth in Section 2(e)(i).
(hhh)    “Repurchase Right” shall have the meaning set forth in Section 2(e)(i).
(iii)    “Sale Notice” shall have the meaning set forth in Section 4(b).
(jjj)    “Securities Act” shall mean the Securities Act of 1933, as amended.
(kkk)    “Stockholders” shall mean the ECP Stockholders and the Non-ECP Stockholders.
(lll)    “Tag-Along Notice” shall have the meaning set forth in Section 4(b).

(mmm)    “Tag-Along Right” shall have the meaning set forth in Section 4(a).
(nnn)    “Tag-Along Transferee” shall have the meaning set forth in Section 4(a).
(ooo)    “Tag-Along Transferor” shall have the meaning set forth in Section 4(a).
(ppp)    “Tagging Stockholder” shall have the meaning set forth in Section 4(a).
(qqq)    “Third Party Terms” shall have the meaning set forth in Section 3(b).
(rrr)    “Transaction Expenses” shall have the meaning set forth in Section 3(e).
(sss)    “Transfer” shall mean a sale, transfer, assignment, gift, bequest or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including by realization upon any Encumbrance or by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings). The term “Transferred” shall have a correlative meaning.
(ttt)    “Vested Options” shall have the meaning set forth in Section 3(a).
(uuu)    “Volt Holdings” shall mean Volt Energy Holdings, LP, a Delaware limited partnership.
[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written above.

CALPINE CORPORATION

By: /s/ W. THADDEUS MILLER
Name:    W. Thaddeus Miller
Title:    Executive Vice President,
    Chief Legal Officer & Secretary

[Signature Page to Stockholders Agreement of Calpine Corporation]

CPN MANAGEMENT, LP

By:    Volt Parent GP, LLC
Its:    General Partner

By:    Energy Capital Partners III, LLC
Its:    Managing Member

By:    ECP ControlCo, LLC
Its:    Managing Member

By: /s/ TYLER REEDER
Name:    Tyler Reeder
Title:    Managing Member

Each Non-ECP Stockholder has agreed to be bound by the terms of this Agreement by execution and delivery of the signature page set forth as Exhibit A hereto.
.

[Signature Page to Stockholders Agreement of Calpine Corporation]

EXHIBIT A
FORM OF SIGNATURE PAGE
TO
STOCKHOLDERS AGREEMENT
OF
CALPINE CORPORATION

By execution of this signature page, ________________________ hereby agrees to become a party to, be bound by the obligations of, and receive the benefits of, that certain Stockholders Agreement of Calpine Corporation, dated as of March 8, 2018, by and among Calpine Corporation, a Delaware corporation, CPN Management, LP, a Delaware limited partnership, and certain other parties named therein, as amended from time to time thereafter.

[Name of Non-ECP Stockholder]

Residence Address:

[signatures continue on following page]

Accepted:

CALPINE CORPORATION

By:
Name:
Title:

CPN MANAGEMENT, LP

By:    Volt Parent GP, LLC
Its:    General Partner

By:    Energy Capital Partners III, LLC
Its:    Managing Member

By:    ECP ControlCo, LLC
Its:    Managing Member

By:
Name:
Title:

EXHIBIT B
FORM OF SPOUSAL CONSENT AND ACKNOWLEDGMENT
TO
STOCKHOLDERS AGREEMENT
OF
CALPINE CORPORATION
I acknowledge that I have read the foregoing Stockholders Agreement of Calpine Corporation dated March 8, 2018 (the “Stockholders Agreement”), and that I understand its contents. I am aware that by its provisions my spouse agrees to sell all shares of stock of Calpine Corporation held by my spouse on this date, or hereafter acquired, upon the occurrence of certain events. I am further aware that included in such sale shall be any interest I have in any such shares (including any right or interest by operation of applicable community or marital property laws) and such interest of any of my heirs, legatees or other transferees. I hereby consent to such sale, approve the provisions of the Stockholders Agreement, agree to sell any interest I may have in any such shares as required by the Stockholders Agreement, agree that those shares and my interest in them are subject to the provisions of the Stockholders Agreement and direct the personal representative of my estate to promptly comply with all of the provisions of the Stockholders Agreement. I further covenant and agree that I will take no action at any time to hinder the operation of the Stockholders Agreement as to the shares of capital stock of Calpine Corporation or any interest which I or any of my heirs, legatees or other transferees may have in them.

Date:	Spouse:

[Print or type name as signed above]

[Spousal Consent and Acknowledgment to Stockholders Agreement of Calpine Corporation]